EXELON CORPORATION

                                 Debt Securities
                                  Common Stock
                                 Preferred Stock
                            Stock Purchase Contracts
                              Stock Purchase Units


                         FORM OF UNDERWRITING AGREEMENT
                         ------------------------------


         1. Introductory. Exelon Corporation, a Pennsylvania corporation ("Company"), proposes to issue and sell from time to time certain of its unsecured senior debt securities ("Debt Securities"), shares of its common stock, no par value per share ("Common Stock"), shares of its preferred stock, no par value per share ("Preferred Stock") and contracts to purchase Common Stock (the "Stock Purchase Contracts"), which may be offered separately or as part of units consisting of one or more such securities ("Units"), registered under the registration statement referred to in Section 2(a) (such Debt Securities, Common Stock, Preferred Stock and Stock Purchase Contracts and Units are collectively referred to as the "Registered Securities"). The Registered Securities constituting Debt Securities or Units containing Debt Securities will be issued under an indenture, dated as of May 1, 2001 (the "Indenture"), between the Company and Chase Manhattan Trust Company, N.A., as Trustee (the "Trustee"), in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms. The Stock Purchase Contracts and Units containing the foregoing will be issued under one or more purchase contract agreements (the "Purchase Contract Agreements") between the Company and the Purchase Contract Agent identified in the Purchase Contract Agreement. Particular series or offerings of Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3 for resale in accordance with terms of offering determined at the time of sale.

         The Registered Securities involved in any such offering are hereinafter referred to as the "Offered Securities." The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "Underwriters" of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives," as used in this Agreement (other than in Sections 2(b), the second sentence of Section 3, and Section 6), shall mean the Underwriters.

         2. Representations and Warranties of the Company. The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:

            (a) A registration statement (No. 333-______), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective, which registration statement also constitutes a post-effective amendment to registration statement (No. 333-57640)
         relating to the Debt Securities, which has been filed with the Commission and has become effective. Such registration statements, as amended at the time of any Terms Agreement referred to in Section 3, are hereinafter referred to collectively as the "Registration
         Statement," and the prospectuses included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities (if they are Debt Securities, Stock Purchase Contracts or Units) and the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and




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         in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933 ("Act"), including all material incorporated by reference therein, are hereinafter referred to collectively as the "Prospectus." No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

            (b) On the effective date of the Registration Statement, such Registration Statement conformed in all respects to the requirements of
         (i) the Act, (ii) if applicable, the Trust Indenture Act of 1939 ("Trust Indenture Act"), and (iii) the rules and regulations of the Commission under said acts ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act, if applicable, and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein or, if applicable, to any statements in or omissions from the Statement of Eligibility and Qualification of the Trustee under the Indenture.

            (c) PricewaterhouseCoopers, LLP are independent certified public accountants as required by the Act and the Rules and Regulations.

            (d) The Company's authorized capitalization is as set forth or incorporated by reference in the Prospectus and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

            (e) The Company is a validly subsisting corporation in good standing under the laws of the Commonwealth of Pennsylvania. Each of the Company's subsidiaries which constitutes a "gas utility company" or an "electric utility company," as defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), is a validly existing corporation or limited liability company under the laws of its jurisdiction of incorporation or organization (each a "Utility Subsidiary"). The Company and each Utility Subsidiary have all requisite corporate or limited liability company power and authority to own and occupy their respective properties and carry on their respective businesses as presently conducted and as described in the Prospectus and are duly qualified as foreign organizations to do business and in good standing in every jurisdiction in which the nature of the business conducted or property owned by them makes such qualification necessary and in which the failure to so qualify would have a materially adverse effect on the Company; and the capital stock or membership interests of each Utility Subsidiary listed in Schedule I that is owned directly or indirectly by the Company, is owned free from liens, encumbrances and defects.

            (f) If the Offered Securities are Debt Securities or Units containing Debt Securities: the Offered Securities and the Indenture have been duly authorized by the Company and will conform to the description thereof in the Prospectus; the Indenture has been qualified under the Trust Indenture Act; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to





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

         bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (g) If the Offered Securities are Common Stock, Preferred Stock or Units containing shares of Common Stock: the Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to its Common Stock and Preferred Stock.

            (h) If the Offered Securities are convertible into or exercisable for Common Stock: when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date, such Offered Securities will be convertible into or exercisable for Common Stock of the Company in accordance with the Indenture or the Purchase Agreement, as the case may be; the shares of Common Stock initially issuable upon conversion or exercise of such Offered Securities have been duly authorized and reserved for issuance upon such conversion or exercise and, when issued upon such conversion or exercise, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Common Stock.

            (i) If the Offered Securities are Stock Purchase Contracts or Units containing Stock Purchase Contracts: the Offered Securities and the Purchase Contract Agreement have been duly authorized by the Company and will conform to the description thereof in the Prospectus; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date, the Purchase Contract Agreement will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and the Purchase Contract Agreement and such Offered Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (j) If the Offered Securities are Common Stock, convertible into Common Stock, Stock Purchase Contracts or Units containing shares of Common Stock or Stock Purchase Contracts: (i) except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment; and (ii) the outstanding shares of Common Stock are listed on the New York Stock Exchange (the "Stock Exchange") and the Offered Securities (if they are Common Stock), the Common Stock into which the Offered Securities are convertible (if they are convertible), the Common Stock for which the Offered Securities are exercisable (if they are Stock Purchase Contracts) or the Common Stock underlying the Units has been approved for listing on the Stock Exchange, subject to notice of issuance.

            (k) If the Offered Securities are Debt Securities, they have been approved for listing on the stock exchange indicated in the Terms Agreement, subject to notice of issuance.






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

            (l) Except for (a) the orders of the Commission making the Registration Statement effective, (b) the Order of the Commission under PUHCA authorizing the Company to issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement), (c) qualification under the Trust Indenture Act if the Offered Securities are Debt Securities or Units containing Debt Securities, (d) permits and similar authorizations required under the securities or "Blue Sky" laws of any jurisdiction, and (e) such undertakings, if any, required pursuant to the Undertakings set forth in Part II of the Registration Statement, no consent, approval, authorization or other order of any governmental authority is legally required for the valid issuance and sale of the Offered Securities.

            (m) The execution, delivery and performance of the Indenture (if the Offered Securities are Debt Securities or Units containing Debt Securities), the Purchase Contract Agreement (if the Offered Securities are Stock Purchase Contracts or Units containing Stock Purchase Contracts), the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and, if the Offered Securities are Debt Securities, Units containing Debt Securities, Stock Purchase Contracts or Units containing Stock Purchase Contracts, compliance with the terms and provisions thereof, will not result in a breach of any of the terms or provisions of, or constitute a default under, the Company's Amended and Restated Articles of Incorporation or Bylaws or those of any of the subsidiaries listed in Schedule I or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any such subsidiary is now a party, or any effective order of any court or administrative agency entered in any proceedings to which the Company was or is now a party or by which it is bound.

            (n) The Terms Agreement (including the provisions of this Agreement) and, if the Offered Securities are Debt Securities, any Delayed Delivery Contracts (as defined below) have been duly authorized, executed and delivered by the Company.

            (o) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

         3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("Terms Agreement") at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount or number of shares to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and (if the Offered Securities are Debt Securities, Stock Purchase Contracts or Units containing Debt Securities or Stock Purchase Contracts) the terms of the Offered Securities not already specified (in the Indenture, in the case of Offered Securities that are Debt Securities or Units containing Debt Securities, or in the Purchase Contract Agreement, in the case of Offered Securities that are Stock Purchase Contacts or Units containing Stock Purchase Contracts), including, but not limited to, interest rate (if Debt Securities or Units containing Debt Securities), maturity (if Debt Securities or Units containing Debt Securities), any redemption provisions and any sinking fund requirements and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the "Lead Underwriter") and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of




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

offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering, other than Contract Securities (as defined below) for which payment of funds and delivery of securities shall be as hereinafter provided. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

         If the Terms Agreement provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount or number of shares of Offered Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount or number of shares of Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount or number of shares of Offered Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Lead Underwriter determines that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Lead Underwriter not later than the business day prior to the Closing Date of the principal amount or number of shares of Contract Securities.

         If the Offered Securities are Common Stock or Preferred Stock, the certificates for the Offered Securities delivered to the Underwriters on the Closing Date will be in definitive form, and if the Offered Securities are Debt Securities, Stock Purchase Contracts or Units, the Offered Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in each case in such denominations and registered in such names as the Lead Underwriter requests.

         If the Offered Securities are Debt Securities, Stock Purchase Contracts or Units and the Terms Agreement specifies "Book-Entry Only" settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account previously designated by the Company at a bank acceptable to the Lead Underwriter, in each case drawn to the order of at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

         4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters, one signed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:





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

            (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Lead Underwriter, subparagraph (5) thereof) not later than the second business day following the execution and delivery of the Terms Agreement.

            (b) The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

            (d) As soon as practicable, but not later than 16 months after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.

            (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

            (f) The Company will arrange for the qualification of the Offered Securities for sale and (if the Offered Securities are Debt Securities, Stock Purchase Contracts or Units) the determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be required to qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.





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

            (g) The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), including (i) any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Registered Securities for sale, listing on the Stock Exchange (if the Offered Securities are Common Stock, securities convertible into or exercisable for Common Stock or Preferred Stock) and (if the Offered Securities are Debt Securities, Stock Purchase Contracts or Units) any determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter may designate and the printing of memoranda relating thereto, (ii) any fees charged by investment rating agencies for the rating of the Offered Securities (if they are Debt Securities), (iii) any applicable filing fee incident to, the review by the National Association of Securities Dealers, Inc. of the Registered Securities, (iv) any travel expenses of the Company's officers and employees, (v) any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities and (vi) expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

            (h) If the Offered Securities are Debt Securities or Units containing Debt Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue (if the Offered Securities are Debt Securities or Units containing Debt Securities), or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under "Blackout" in the Terms Agreement.

            (i) If the Offered Securities are Common Stock, Preferred Stock, Stock Purchase Contracts, convertible into Common Stock or Units containing Common Stock or Stock Purchase Contracts, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock, Preferred Stock, Stock Purchase Contracts, Units or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under "Blackout" in the Terms Agreement, except issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of the Terms Agreement, grants of employee stock options pursuant to the terms of a plan in effect on the date of the Terms Agreement, issuances of Common Stock pursuant to the exercise of such options or issuances of Common Stock pursuant to the Company's dividend reinvestment plan.

            (j) The Company  will use its best  efforts to effect the listing of
         (A) Offered Securities that are shares of Common Stock, (B) shares of Common Stock issuable upon the conversion or exercise of the Offered Securities, and (C) shares of Preferred Stock, as the case may be, on the Stock Exchange, and to cause such Offered Securities to be registered under the Securities Exchange Act of 1934, as amended ("1934 Act").

            (k) In the case of the issuance of Offered Securities convertible into or exercisable for Common Stock, the Company agrees to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of Common Stock upon conversion or exercise of the Offered Securities, as the case may be.

         5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

            (a) On the date of the Terms Agreement and the Closing Date, the Representatives shall have requested and caused PricewaterhouseCoopers, LLP to furnish to the Representatives letters, dated respectively the date of the Terms Agreement and the Closing Date, in form and substance satisfactory to the Representatives.

            (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall be pending before, or threatened by, the Commission.

            (c) Subsequent to the effective date of the Terms Agreement and prior to the Closing Date, there shall have been no material adverse change in the financial condition, business or results of operations of the Company and its subsidiaries, considered as a whole, except as set forth in the Registration Statement and the Prospectus, including the documents incorporated by reference therein.

            (d) The Representatives shall have received an opinion, dated the Closing Date, of Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Company, to the effect that:

               (i) The Company is a corporation  duly  incorporated  and validly subsisting under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own its
            properties   and  to  conduct  its  business  as  described  in  the
            Prospectus;

               (ii) The Company's  authorized  capitalization is as set forth or incorporated by reference in the Prospectus and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued;

               (iii) If the  Offered  Securities  are Debt  Securities  or Units
            containing Debt Securities: the Indenture has been duly authorized, executed and delivered by the Company and has been qualified under the Trust Indenture Act; the Offered Securities have been duly authorized by the Company; the Offered Securities are in a form contemplated by the Indenture; the Offered Securities have been duly executed, issued and delivered by the Company; the Indenture and the Offered Securities constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing; and the Indenture and the Offered Securities conform to the descriptions thereof contained in the Prospectus;

               (iv) If the Offered Securities are Common Stock,  Preferred Stock
            or Units containing Common Stock: the Offered Securities and all outstanding shares of the Common Stock and Preferred Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities;

               (v) If the Offered Securities are convertible into or exercisable for Common Stock: the Offered Securities other than any Contract Securities are, and any Contract Securities, when (if the Offered Securities are Debt Securities) executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts will be convertible into or exercisable for Common Stock of the Company in accordance with the Indenture or the Purchase Contract Agreement, as the case may be; the shares of Common Stock initially issuable upon conversion or exercise of the Offered Securities have been duly authorized and reserved for issuance upon such conversion or exercise and, when issued upon such conversion or exercise, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Common Stock;

               (vi) If the Offered Securities are Common Stock, Preferred Stock,
            convertible into Common Stock, Stock Purchase Contracts or Units containing Common Stock or Stock Purchase Contracts: there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

               (vii) If the Offered  Securities are Stock Purchase  Contracts or
            Units containing Stock Purchase Contracts: the Offered Securities and the Purchase Contract Agreement have been duly authorized by the Company and will conform to the description thereof in the Prospectus; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date, the Purchase Contract Agreement will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and the Purchase Contract Agreement and such Offered Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (viii) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940;

               (ix) No consent,  approval,  authorization or order of, or filing with, any state commission or regulatory authority or of any federal commission or regulatory authority, or of any other governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Offered Securities by the Company, except (A) such as have been obtained and made under the Act, (B) the Order of the Commission under PUHCA authorizing the Company to issue and sell the Offered Securities, (C) if the Offered Securities are Debt Securities or Units containing Debt Securities, the Trust Indenture Act, (D) such as may be required under state securities laws, and
            (E) to the extent, if any, required pursuant to the Undertakings set forth in Part II of the Registration Statement;

               (x) The execution, delivery and performance by the Company of the
            Indenture (if the Offered Securities are Debt Securities or Units containing Debt Securities), the Terms Agreement (including the provisions of this Agreement) and, if the Offered Securities are Debt Securities, any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and, if the Offered Securities are Debt Securities or Units containing Debt Securities, compliance with the terms and provisions thereof will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties, or, to our knowledge, any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or the Articles of Incorporation or By-Laws of the Company, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

               (xi) The  Registration  Statement has become  effective under the
            Act,  the  Prospectus  was filed with the  Commission  in the manner specified in and within the time period required by Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; such counsel have no reason to believe that such Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that such Registration Statement, as of the date of the Terms Agreement or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, or the Prospectus, as of the date of the Terms Agreement or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel do not know of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

               (xii) The  Terms  Agreement  (including  the  provisions  of this
            Agreement) and, if the Offered Securities are Debt Securities, any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company; and

               (xiii) To the  knowledge of such  counsel,  there are no material pending legal proceedings to which the Company or any subsidiary is a party and which are required to be set forth in the Prospectus other than those referred to in the Prospectus.

            (e) The Representatives shall have received from Winston & Strawn, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Winston & Strawn may rely as to the incorporation of the Company and all other matters governed by Pennsylvania law upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP referred to above.

            (f) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial condition, business or results of operations of the Company and its subsidiaries, considered as a whole, except as set forth in the Registration Statement and the Prospectus, including the documents incorporated by reference therein, as of the effective date of this Agreement.

            (g) At the Closing, there shall be in full force and effect an Order issued by the Commission under PUHCA permitting the issuance and sale of the Offered Securities and the transactions relating thereto substantially in accordance with the terms and conditions set forth in the Terms Agreement and containing no provision unacceptable to the Representative.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

         6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact, or an omission or alleged omission to state a material fact required to be stated or necessary to make the statements therein not misleading, contained in the Registration Statement or the Prospectus at the time that the Registration Statement became effective; or
(ii) after the time that the Registration Statement became effective, any untrue statement or alleged untrue statement of any material fact, or an omission or alleged omission to state a material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, contained in any post-effective amendment to the Registration Statement or the Prospectus as amended or supplemented after the time that the Registration Statement became effective or any related preliminary prospectus or preliminary prospectus supplement. The Company will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement in or omission or alleged omission from any  of  such  documents  in  reliance  upon  and  in  conformity  with  written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in such Terms Agreement, or (ii) the failure of any Underwriter to send to any purchaser to whom it had sent a preliminary prospectus an amended prospectus together with such summary of material changes, if any, made therein since the date of such preliminary prospectus as shall have been furnished by the Company for such purpose, or (iii) any use of the Prospectus by any Underwriter after the expiration of that period, if any, during which the Underwriter is required by law to deliver a prospectus, unless the Company shall have been advised in writing of such intended use, or (iv) if applicable, any statements or alleged statements in or omissions or alleged omissions from the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Indenture. The term "preliminary prospectus" as used in this paragraph includes the prospectus first complying with Section 10(a) of the Act.

            (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

            (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an indemnified party.

            (d) If the indemnification provided for in this Section is held to be unenforceable by the indemnified parties although applicable in accordance with its terms (including the requirements of Section 6(c)), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is equitable and appropriate to reflect both the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities and the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount (if Debt Securities) or number of shares (if Common Stock or Preferred Stock), number of units (if Units) or number of contracts (if Stock Purchase Contracts) of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount (if Debt Securities) or number of shares (if Common Stock or Preferred Stock), number of units (if Units) or number of contracts (if Stock Purchase Contracts) of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount (if Debt Securities) or number of shares (if Common Stock or Preferred Stock), number of units (if Units) or number of contracts (if Stock Purchase Contracts) of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount (if Debt Securities) or number of shares (if Common Stock or Preferred Stock), number of units (if Units) or number of contracts (if Stock Purchase Contracts) of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. If the Offered Securities are Debt Securities the respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts of the Offered Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at ______________, Attention: _____________.

         10. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in
Section 6, and no other person will have any right or obligation hereunder.

         11. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

         12. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         13. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

                                   SCHEDULE I

                                  SUBSIDIARIES



Commonwealth Edison Company
PECO Energy Company
Exelon Generation Company, LLC

                                                                         ANNEX I


            (Three copies of this Delayed Delivery Contract should be
             signed and returned to the address shown below so as to
                        arrive not later than 9:00 A.M.,
      New York time, on ........................ ............, .....(a))



                            DELAYED DELIVERY CONTRACT
                            -------------------------

                                        [Insert date of initial public offering]



Exelon Corporation
   c/o [Insert Name of Representative]


Ladies and Gentlemen:

         The undersigned hereby agrees to purchase from Exelon Corporation, a Pennsylvania corporation ("Company"), and the Company agrees to sell to the undersigned, [If one delayed closing, insert--as of the date hereof, for delivery on ________________________, ("Delivery Date"),]

                            [$]..............[shares]

         --principal amount--of the Company's [Insert title of securities] ("Securities"), offered by the Company's Prospectus dated ____________, ____ and a Prospectus Supplement dated _______________, ________ relating thereto, receipt of copies of which is hereby acknowledged, at-- % of the principal amount thereof plus accrued interest, if any,--$ per share plus accrued dividends, if any,--and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

         [If two or more delayed closings, insert the following:

         The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the--principal--amounts set forth below:

                                                         Principal Amount
                                                         ----------------
                                                              Number
             Delivery Date                                   of Shares
             -------------                                   ---------

.........................................                    ..........

.........................................                    ..........

Each of such delivery dates is hereinafter referred to as a Delivery Date.]



--------
             (a) Insert date which is third full business day prior to Closing Date under the Terms Agreement.

         Payment for the Securities that the undersigned has agreed to purchase for delivery on--the--each--Delivery Date shall be made to the Company or its order in Federal (same day) funds by certified or official bank check or wire transfer to an account designated by the Company, at the office of _____________ at _______ A.M. on--the--such--Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned--for delivery on such Delivery Date--in definitive [If debt issue, insert--fully registered] form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to--the--such--Delivery Date.

         It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on--the--each--Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at--the--such--Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total--principal amount--number of shares--of the Securities less the--principal amount---number of shares--thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

         Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by--a copy--copies--of the opinion[s] of counsel for the Company delivered to the Underwriters in connection therewith.

         This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                    Yours very truly,



                                    ...........................................
                                                     (Name of Purchaser)



                                    By.........................................



                                    ...........................................
                                    (Title of Signatory)



                                    ...........................................



                                    ...........................................
                                                   (Address of Purchaser)


Accepted, as of the above date.

EXELON CORPORATION



By........................................................
[Insert Title]

                               EXELON CORPORATION
                                   ("Company")


                             FORM OF TERMS AGREEMENT
                             -----------------------



To:      The Representative[s] of the Underwriters identified herein


Ladies and Gentlemen:

         The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, and the Underwriters agree to purchase from the Company, severally and not jointly, in the respective amounts specified in Schedule A, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-_______) ("Underwriting Agreement"), the following securities ("Offered Securities") on the following terms:

                  Title:                 .

                  [Principal Amount] [Number of Shares] [Number of Contracts] [Number of Units]:

                  Over-allotment: In addition, upon written notice from the Representative[s] given to the Company from time to time not more than 30 days subsequent to the date hereof, the Underwriters may purchase up to [$ additional principal amount] [ additional shares] [ additional contracts] [ additional units] of the Offered Securities (the "Optional Securities") at the purchase price. The Company agrees to sell to the Underwriters the Optional Securities, and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the Principal Amount of Offered Securities set forth opposite such Underwriter's name on Schedule A hereto (subject to adjustment by the Representative[s] to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Offered Securities. No Optional Securities shall be sold or delivered unless the Offered Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative[s] to the Company.

                  [Interest: [ % per annum, from _______________, ___, payable semiannually on _____________ and _________________, commencing ______________,
___, to holders of record on the preceding _______________ or ____________, as the case may be.] [Zero coupon.]]

                  [Maturity:               ,     .]

                  [Optional Redemption:  ]

                  [Sinking Fund:  ]

                  Listing:  [None.] [the New York Stock Exchange.]

                  Delayed Delivery Contracts: [None.] [Delivery Date[s] shall be ________________________, ____________. Underwriters' fee is[____________% of
the     principal     amount]      [$________________________     per     share]
[$________________________   per  contract]  [$____________  per  unit]  of  the
Contract Securities.]

                  Purchase Price: [____________ % of principal amount, plus accrued interest[, if any,] from ____________ ,____________.] [$____________ per share.] [$____________ per contract.] [$____________ per unit.]

                  Expected  Reoffering  Price:   [____________  %  of  principal
amount, ] [$____________ per  share][$____________  per contract] [$____________
per unit] subject to change by the [Representative[s] [Underwriters].

                  Closing: ____________ A.M. on ____________ , ____________ , at
____________ , in Federal (same day) funds.

                  [Underwriter[s']['s] Compensation: $ ____________ payable to the [Representative[s] for the proportionate amounts of the] Underwriter[s] on the Closing Date.

                  Settlement   and  Trading:   [Physical   certificated   form.]
[Book-Entry Only via DTC.]

                  Blackout: Until ____________ days after the Closing Date.

                  Names and Addresses of the Representatives:

         The respective [principal amounts] [numbers of shares] [numbers of contracts] [number of units] of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

         The provisions of the Underwriting Agreement are incorporated herein by reference.

         The Offered Securities will be made available for checking and packaging ____________ at the office of at least 24 hours prior to the Closing Date.

         For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of [(i)] the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the ____________ paragraph under the caption "Underwriting" in the prospectus supplement [If paragraph regarding passive market making is included, insert--and the information contained in the ____________ paragraph under the caption "Underwriting" in the prospectus supplement] [If applicable, insert--; and (ii) the following information in the prospectus supplement furnished on behalf of [insert name of Underwriter]: [insert description of information, such as material relationship disclosure under the caption "Underwriting" in the prospectus supplement].

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.


                                  Very truly yours,

                                  EXELON CORPORATION



                                  By:_______________________________________
                                      Name:
                                      Title:


The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

[LEAD MANAGER]
_____________________
_____________________

Acting on behalf of themselves and as the Representatives of the several Underwriters.

By: [LEAD MANAGER]



By:_______________________________________________________
     Name:
     Title:

                                   SCHEDULE A


                                                            [Principal Amount]
                                                            [Number of Shares]
                                                            [Number of Units]
        Underwriter                                       [Number of Contracts]
        -----------                                       ---------------------
                                                            $
















                                                            -------------
                  Total...........................         [$]
                                                            =============